Exhibit 99.1
Five Point Holdings, LLC Reports First Quarter 2021 Results
First Quarter 2021 and Recent Highlights
•Company maintains liquidity of $354.3 million at March 31, 2021.
•Revenues of $13.2 million; net loss of $21.0 million.
•Extended the maturity date of $125 million unsecured revolving credit facility to April 2024.
Irvine, CA, May 10, 2021 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use, master-planned communities in California, today reported its first quarter 2021 results. Emile Haddad, Chairman and CEO, said, “Housing continues to be a bright spot of the economy. Strong demand for housing is being driven by low interest rates and people having a newfound appreciation for their homes and for how housing fits into their evolving lives. As evidence of this strong demand, year to date home sales at the Great Park Neighborhoods are over twice the amount of sales during the same period in 2020. The planning and amenities that go into our communities are embraced even more today than in past years. In Valencia, with approximately 60 model homes under construction, we are excited about our guest builders opening for sale and welcoming our first homeowners later this year.”
First Quarter 2021 Consolidated Results
Liquidity and Capital Resources
As of March 31, 2021, total liquidity of $354.3 million was comprised of cash and cash equivalents totaling $229.7 million and borrowing availability of $124.7 million under our $125.0 million unsecured revolving credit facility. Total capital was $1.9 billion, reflecting $2.9 billion in assets and $1.1 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended March 31, 2021
Revenues. Revenues of $13.2 million for the three months ended March 31, 2021 was primarily generated from management services.
Equity in loss from unconsolidated entities. Equity in loss from unconsolidated entities was $3.6 million for the three months ended March 31, 2021, comprised of a $3.9 million loss from our 37.5% percentage interest in the Great Park Venture offset by earnings of $0.4 million from our 75% interest in the Gateway Commercial Venture.
Selling, general, and administrative. Selling, general, and administrative expenses were $19.5 million for the three months ended March 31, 2021.
Net loss. Consolidated net loss for the quarter was $21.0 million. Net loss attributable to noncontrolling interests totaled $11.3 million, resulting in net loss attributable to the Company of $9.8 million. Net loss attributable to noncontrolling interests represents the portion of loss allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for our Class A common shares on a one-for-one basis or, at our election, cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase and reduce the amount of income allocated to noncontrolling interests.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Monday, May 10, 2021 at 5:00 p.m. Eastern Time. Emile Haddad, President and Chief Executive Officer, and Erik Higgins, Vice President and Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (800) 437-2398 (domestic) or (929) 477-0577 (international). A telephonic replay will be available starting approximately two hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 7087320. The telephonic replay will be available until 11:59 p.m. Eastern Time on May 24, 2021.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use, master-planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® (formerly known as Newhall Ranch®) in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. This press release may contain forward-looking statements regarding: our expectations of our future revenues, costs and financial performance; future demographics and market conditions in the areas where our communities are located; the outcome of pending litigation and its effect on our operations; the timing of our development activities; and the timing of future real estate purchases or sales. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Investor Relations:
Bob Wetenhall, 949-349-1087
bob.wetenhall@fivepoint.com
or
Media:
Steve Churm, 949-349-1034
steve.churm@fivepoint.com

Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
REVENUES:
Land sales	$22	$6
Land sales—related party	19	10
Management services—related party	12,439	8,244
Operating properties	700	960
Total revenues	13,180	9,220
COSTS AND EXPENSES:
Land sales	—	—
Management services	10,777	6,051
Operating properties	1,585	1,945
Selling, general, and administrative	19,538	24,626
Total costs and expenses	31,900	32,622
OTHER INCOME:
Interest income	27	1,006
Miscellaneous	1,204	88
Total other income	1,231	1,094
EQUITY IN LOSS FROM UNCONSOLIDATED ENTITIES	(3,556)	(30,911)
LOSS BEFORE INCOME TAX BENEFIT	(21,045)	(53,219)
INCOME TAX BENEFIT	—	—
NET LOSS	(21,045)	(53,219)
LESS NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(11,266)	(28,413)
NET LOSS ATTRIBUTABLE TO THE COMPANY	$(9,779)	$(24,806)

NET LOSS ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$(0.14)	$(0.36)
Diluted	$(0.14)	$(0.37)
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	67,288,860	66,649,866
Diluted	67,288,860	68,792,585
NET LOSS ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$(0.00)	$(0.00)
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
INVENTORIES	$2,043,407	$1,990,859
INVESTMENT IN UNCONSOLIDATED ENTITIES	439,239	442,850
PROPERTIES AND EQUIPMENT, NET	32,452	32,769
INTANGIBLE ASSET, NET—RELATED PARTY	63,901	71,747
CASH AND CASH EQUIVALENTS	229,670	298,144
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	1,330	1,330
RELATED PARTY ASSETS	108,164	103,681
OTHER ASSETS	17,048	20,605
TOTAL	$2,935,211	$2,961,985

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$617,843	$617,581
Accounts payable and other liabilities	144,239	135,331
Related party liabilities	101,832	113,149
Deferred income tax liability, net	12,578	12,578
Payable pursuant to tax receivable agreement	172,726	173,248
Total liabilities	1,049,218	1,051,887

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: March 31, 2021—68,758,347 shares; December 31, 2020—69,051,284 shares
Class B common shares; No par value; Issued and outstanding: March 31, 2021—79,233,544 shares; December 31, 2020—79,233,544 shares
Contributed capital	576,826	578,278
Retained earnings	32,442	42,221
Accumulated other comprehensive loss	(2,811)	(2,833)
Total members’ capital	606,457	617,666
Noncontrolling interests	1,254,536	1,267,432
Total capital	1,860,993	1,885,098
TOTAL	$2,935,211	$2,961,985

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

March 31, 2021
Cash and cash equivalents	$229,670
Borrowing capacity (1)	124,651
Total liquidity	$354,321

(1) As of March 31, 2021, no amounts were drawn on the Company’s $125.0 million revolving credit facility; however, letters of credit of approximately $0.3 million were issued and outstanding under the revolving credit facility, thus reducing the available capacity by the outstanding letters of credit amount.

Debt to Total Capitalization and Net Debt to Total Capitalization

March 31, 2021
Debt (1)	$625,000
Total capital	1,860,993
Total capitalization	$2,485,993
Debt to total capitalization	25.1%

Debt (1)	$625,000
Less: Cash and cash equivalents	229,670
Net debt	395,330
Total capital	1,860,993
Total net capitalization	$2,256,323
Net debt to total capitalization (2)	17.5%

(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company's GAAP results.

Segment Results
The following table reconciles the results of operations of our segments to our consolidated results for the three months ended March 31, 2021 (in thousands):

	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$22	$—	$741	$—	$763	$—	$763	$(741)	$22
Land sales—related party	19	—	219	—	238	—	238	(219)	19
Management services—related party	—	—	12,340	99	12,439	—	12,439	—	12,439
Operating properties	551	149	—	2,101	2,801	—	2,801	(2,101)	700
Total revenues	592	149	13,300	2,200	16,241	—	16,241	(3,061)	13,180
COSTS AND EXPENSES:
Land sales	—	—	—	—	—	—	—	—	—
Management services	—	—	10,777	—	10,777	—	10,777	—	10,777
Operating properties	1,585	—	—	159	1,744	—	1,744	(159)	1,585
Selling, general, and administrative	4,040	1,125	7,568	1,159	13,892	14,373	28,265	(8,727)	19,538
Management fees—related party	—	—	6,118	—	6,118	—	6,118	(6,118)	—
Total costs and expenses	5,625	1,125	24,463	1,318	32,531	14,373	46,904	(15,004)	31,900
OTHER INCOME (EXPENSE):
Interest income	—	—	242	—	242	27	269	(242)	27
Interest expense	—	—	—	(303)	(303)	—	(303)	303	—
Miscellaneous	134	1,070	—	—	1,204	—	1,204	—	1,204
Total other income (expense)	134	1,070	242	(303)	1,143	27	1,170	61	1,231
EQUITY IN LOSS FROM UNCONSOLIDATED ENTITIES	—	—	—	—	—	—	—	(3,556)	(3,556)
SEGMENT (LOSS) PROFIT/LOSS BEFORE INCOME TAX BENEFIT	(4,899)	94	(10,921)	579	(15,147)	(14,346)	(29,493)	8,448	(21,045)
INCOME TAX BENEFIT	—	—	—	—	—	—	—	—	—
SEGMENT (LOSS) PROFIT/NET LOSS	$(4,899)	$94	$(10,921)	$579	$(15,147)	$(14,346)	$(29,493)	$8,448	$(21,045)

(1) Represents the removal of the Great Park Venture’s and Gateway Commercial Venture’s operating results that are included in the Great Park segment and Commercial segment operating results, respectively, but are not included in our consolidated results.

The table below reconciles the Great Park segment results to the equity in loss from our investment in the Great Park Venture that is reflected in the condensed consolidated statement of operations for the three months ended March 31, 2021 (in thousands):

Segment loss from operations	$(10,921)
Less net income of management company attributed to the Great Park segment	1,563
Net loss of the Great Park Venture	(12,484)
The Company’s share of net loss of the Great Park Venture	(4,682)
Basis difference accretion	766
Equity in loss from the Great Park Venture	$(3,916)

The table below reconciles the Commercial segment results to the equity in earnings from our investment in the Gateway Commercial Venture that is reflected in the condensed consolidated statement of operations for the three months ended March 31, 2021 (in thousands):

Segment profit from operations	$579
Less net income of management company attributed to the Commercial segment	99
Net income of the Gateway Commercial Venture	480
Equity in earnings from the Gateway Commercial Venture	$360